                                                                    EXHIBIT 4.15

                                                                    SUBSCRIPTION

                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT, dated the 29th day of December, 1999, between a Delaware corporation ("CPR"), LIBERTYVIEW FUNDS, L.P., a Cayman Islands exempted limited partnership ("LP") and successor-in-interest to LIBERTYVIEW PLUS FUND, a Cayman Islands corporation, and LIBERTYVIEW FUND, LLC, a Delaware limited liability company ("LLC", and together with CPR and LP, collectively referred to as the "Holder" or "Holders"), and SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation having its principal place of business at 20700 Ventura Boulevard, Suite 140, Woodland Hills, California 91364 (the "Company").

        WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holders are purchasing from the Company, pursuant to that certain Common Stock Subscription Agreement (the "Subscription Agreement"), dated of even date herewith, an aggregate of Eight Hundred Seven Thousand Five Hundred Thirty-eight (807,538) shares of Common Stock, and a Warrant to purchase an aggregate of Nine Hundred Thousand (900,000) shares of Common Stock. The shares of Common Stock of the Company underlying the Warrants acquired by the Holders are referred to as the "Warrant Shares" (capitalized terms defined in the Subscription Agreement and not otherwise defined herein have the meanings specified in the Subscription Agreement); and

        WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein.

        NOW, THEREFORE, the parties hereto mutually agree as follows:

        Section 1. Registrable Securities. As used herein the term "Registrable Securities" means the shares of Common Stock subscribed for and purchased by the Holders pursuant to the Subscription Agreement, and the Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Act") and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144, or
(iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

        Section 2. Restrictions on Transfer. The Holder acknowledges and understands that prior to the registration of the Registrable Securities as provided herein, the Registrable Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holder understands that no disposition or transfer of the Registrable Securities may be made by Holder in the absence of (i) an opinion of counsel reasonably satisfactory to the Company that


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                                                                    SUBSCRIPTION

such transfer may be made or (ii) a registration statement under the Act is then in effect with respect thereto.

        Section 3. Registration Rights.

               (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission (the "SEC"), within thirty (30) days after the date hereof, a registration statement on Form S-3 or if the Company is not eligible to use such Form S-3, another appropriate form of registration statement (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of Holder's Registrable Securities, so as to permit resale of the Registrable Securities under the Act. The Company agrees that it will cause the Registration Statement to become effective by April 15, 2000. The number of securities to be registered shall include all of Holder's Registrable Securities.

               (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof current under Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date that the Registrable Securities may be sold under the provisions of Rule 144 or (iii) three (3) years after the effective date of the Registration Statement (the "Effective Date").

               (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under Section 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the costs of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered on its behalf and all of the other fees and expenses of such registration, including of its counsel and such other expenses as are necessary to qualify the sale of Registrable Securities in compliance with any state Blue Sky laws. The Company shall use its best efforts to qualify any of the securities for sale in such states as the Holder reasonably designates and shall furnish indemnification in the manner provided in Section 9 hereof. However, the Company shall not be required to qualify the Registrable Securities in any state or jurisdiction which will require an escrow or other restriction relating to the Company and/or the sellers, or where the Company would be required to qualify as a dealer in securities under the securities or blue sky laws of such state or jurisdiction. The Company at its expense will supply the Holder with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

               (d) The Company shall not be required by this Section 3 to include Holder's Registrable Securities in the Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company), the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or


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                                                                    SUBSCRIPTION

transferees obtaining securities which are not restricted securities, as defined in Rule 144 under the Act.

               (e) No provision contained herein shall preclude the Company from selling securities pursuant to any registration statement in which it is required to include Registrable Securities pursuant to this Section 3.

               (f) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed by the Company by the thirtieth (30th) day after the Closing Date, or if the Registration Statement is not declared effective by the SEC by the April 15, 2000 (the "EFFECTIVE DATE"), then the Company will pay, in cash, to the Holders on a pro-rata basis by wire transfer, as liquidated damages for such failure and not as a penalty, two (2%) percent of the then value of the Registrable Securities then outstanding each month thereafter until the Registration Statement has been filed and/or declared effective. The liquidated damages shall be payable within five (5) calendar days of written demand by the Holder(s).

               If the Company does not remit the damages to the Holder as set forth above, the Company will pay the to the Holders the reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Holders in cash immediately if the registration of the Registrable Securities are not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section. The registration of the Securities pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

               (g) The Company agrees that within three Business Days after being notified by the SEC that the Registration Statement(s) has been cleared to go effective, the Company it will declare such Registration Statement effective. The Company also agrees that it shall respond in writing to any questions and/or comments from the SEC that relate to the Registration Statement(s) within ten business days of receipt of such question or comment.

               (h) In the event the number of shares of Common Stock included in the Registration Statement shall be insufficient to cover the number of Registrable Securities due to the Holder under the terms of the Purchase Agreement and/or the Notes, the Company agrees that it shall file either a new Registration Statement including such additional shares or amend the then existing Registration Statement. The Company agrees that in such event it will file with the SEC either an amendment to the then existing Registration Statement or a new Registration Statement within 30 days of when required hereunder, and use its best efforts to cause either the amendment or such Registration Statement to become effective within 90 calendar days from when required. If such amendment or new Registration Statement is not filed and/or declared effective in a timely manner as set forth herein, the Company shall be subject to liquidated damages as pursuant to the provisions of Section 3(f).

        Section 4. Cooperation with Company. Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information


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                                                                    SUBSCRIPTION

reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

        Section 5. Registration Procedures. Whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

               (a) prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective as per Section 3(b) herein and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement when the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 under the Act);

               (b) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

               (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Holder; provided, however, that: (i) the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process, and (ii) the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5(c) in any jurisdiction in which the Company would be required to qualify as a dealer in securities under the securities or blue sky laws of such jurisdiction.

               (d) list such securities on the OTC Bulletin Board or any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

               (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

               (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event of which it has


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                                                                    SUBSCRIPTION

knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        Section 6. Assignment. The rights granted the Holder under this Agreement shall be assigned to affiliates, heirs, and successors of the Holders. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

        Section 7. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to the Holder upon the occurrence of any of the following:

                (a) all of the Holder's securities subject to this Agreement have been registered;

                (b) such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Act;

                (c) such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k).

        Section 8. Indemnification.

               (a) The Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls Holder within the meaning of the Act ("Distributing Holders") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
fees), to which the Distributing Holder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment, or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This Section shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Act or the rules and regulations


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                                                                    SUBSCRIPTION

promulgated thereunder) a copy of the prospectus contained in the Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Act or the rules and regulations promulgated hereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof); arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement prepared by the Company, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the


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                                                                    SUBSCRIPTION

Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

        Section 9. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) the Distributing Holder, or the Company, makes a claim for indemnification, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Agreement provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any Distributing Holder, or the Company, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


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                                                                    SUBSCRIPTION

        Section 10. Notices. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a) If to the Holder, to its address set forth herein.

               (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five
(5) business days after they are mailed in the manner set forth above. If notice is delivered by facsimile and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

        Section 11. "Piggy-Back" Registration. The Holder shall have the right to include the Registrable Securities as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the Holder agrees it shall not have any piggy-back registration rights pursuant to this Section if the Registrable Securities may be sold in the United States pursuant to the provisions of Rule 144. The Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include the Holder or not include the Holder as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities) shall be withheld from the market by the holders thereof for a period, not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration. All registration expenses incurred by the Company in complying with this Section shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the Holder.

        Section 12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                                                                    SUBSCRIPTION

        Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 14. Governing Law, Venue. This Agreement shall be exclusively construed and enforced in accordance with and governed by the laws of the State of New York except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the federal court, eastern district of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Section 15.

               Severability/Defined Terms. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Subscription Agreement.

                  [Remainder of Page Intentionally Left Blank]


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                                                                    SUBSCRIPTION

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.



                                   SPATIALIZER AUDIO LABORATORIES, INC.



                                   By:  /S/  Henry R. Mandell
                                        ---------------------
                                   Name:  Henry R. Mandell
                                          ----------------
                                   Title:  Interim Chief Executive Officer
                                           -------------------------------

WITNESSED:

/S/  Margaret G. Graf
---------------------
Margaret G. Graf


                                   CPR (USA) INC.

                                   By:  /S/  Steven S. Rogers
                                        ---------------------
                                   Name:  Steven S. Rogers
                                          ----------------
                                   Title:  Managing Director,
                                           ------------------

                                          CPR (USA), Inc.




                                   LIBERTYVIEW FUNDS, L.P.

                                   By:  /S/  Steven S. Rogers
                                        ---------------------
                                   Name:  Steven S. Rogers
                                          ----------------
                                   Title:  Authorized Signatory
                                           --------------------


                                   LIBERTYVIEW FUND, LLC

                                   By:  /S/  Steven S. Rogers
                                        ---------------------
                                   Name:  Steven S. Rogers
                                          ----------------
                                   Title:  Authorized Signatory
                                           --------------------


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